Verano Holdings Corp. Subsidiaries as of December 31, 2025

Entity Name	Jurisdiction	Doing Business As (if applicable)	Percentage Interest
102 Chester, LLC	Pennsylvania	N/A	100%
1090 Longwood, LLC	Florida	N/A	100%
11340 Fort Myers, LLC	Florida	N/A	100%
1200 Sharon, LLC	Massachusetts	N/A	100%
12395 North Miami, LLC	Florida	N/A	100%
1246 Newark, LLC	Ohio	N/A	100%
130 Monroeville, LLC	Pennsylvania	N/A	100%
1325 Coolidge, LLC	Arizona	N/A	100%
1387 & 1391 Meriden, LLC	Connecticut	N/A	100%
14130 Ocala, LLC	Florida	N/A	100%
16 Magothy Road Beach, LLC	Maryland	N/A	100%
1728 & 52 Old York Road, LLC	Pennsylvania	N/A	100%
1851 Canton, LLC	Ohio	N/A	100%
2000-2015 W. 3rd Street, LLC	Arizona	N/A	100%
2030 Highland Park, LLC	Illinois	N/A	100%
203 Organix, LLC	Arizona	SWC Prescott	100%
22627 Port Charlotte, LLC	Florida	N/A	100%
257 Wynnewood, LLC	Pennsylvania	N/A	100%
259 Buchanan, LLC	Michigan	N/A	100%
270 Cranberry, LLC	Pennsylvania	N/A	100%
2710 Phoenix, LLC	Arizona	N/A	100%
2711 Tallahassee, LLC	Florida	N/A	100%
2900 Lone Mountain, LLC	Nevada	N/A	100%
42 Capital Management, LLC	Illinois	N/A	100%
420 Capital Management, LLC	Illinois	Zen Leaf Rogers Park; Zen Leaf Lombard	100%
4444 W. Craig Road, LLC	Nevada	N/A	100%
4450 New Haven, LLC	Florida	N/A	100%
463128 Yulee, LLC	Florida	N/A	100%
4674 JAX, LLC	Florida	N/A	100%
510 Antwerp, LLC	Ohio	N/A	100%
5335 Las Vegas, LLC	Nevada	N/A	100%
5409 S. Power Road, LLC	Arizona	N/A	100%
6944 Apollo Beach, LLC	Florida	N/A	100%
7220 Palatka, LLC	Florida	N/A	100%
7221 Jessup, LLC	Maryland	N/A	100%
783 Butterfield Road, LLC	Illinois	N/A	100%
799 Washington, LLC	Pennsylvania	N/A	100%
AGG Wellness, LLC	Maryland	Zen Leaf Towson	100%
AGOZ Redevelopment, LP	Pennsylvania	N/A	100%
Agri-Kind, LLC	Pennsylvania	N/A	100%

Entity Name	Jurisdiction	Doing Business As (if applicable)	Percentage Interest
Agronomed Biologics Holdings Inc.	Pennsylvania	N/A	100%
Agronomed Biologics LLC	Pennsylvania	Zen Leaf West Chester; Zen Leaf Fairless Hills; Zen Leaf Pittsburgh – Robinson; Zen Leaf Pittsburgh – McKnight; Zen Leaf New Kensington; Zen Leaf Norristown	100%
Agronomed Holdings, Inc.	Pennsylvania	N/A	100%
Agronomed IP LLC	Pennsylvania	N/A	15%
Albion MM, LLC	Illinois	N/A	100%
Ataraxia, LLC	Illinois	N/A	100%
AZGM 3, LLC	Arizona	Zen Leaf Chandler	100%
Branchburg Rte. 22, LLC	New Jersey	N/A	100%
Buchanan Development, LLC	Michigan	Zen Leaf Buchanan	100%
Caring Nature EJV1, LLC	Delaware	N/A	50%
Caring Nature EJV2, LLC	Delaware	Zen Leaf Naugatuck	50%
Caring Nature, LLC	Connecticut	Zen Leaf Waterbury	100%
Cave Creek RE, LLC	Arizona	N/A	100%
ChiVegas Real Estate, LLC	Nevada	N/A	100%
Columbia Care Eastern Virginia, LLC	Virginia	Cannabist: Portsmouth; Cannabist: Hampton; Cannabist: Norfolk; Cannabist: Suffolk; Cannabist: Virginia Beach; Cannabist: Williamsburg	100%
Connecticut Pharmaceutical Solutions, LLC	Connecticut	N/A	100%
Crestpoint Advisors, LLC	Delaware	N/A	100%
CTPharma Newington, LLC	Delaware	Zen Leaf Newington	50%
CTPharma Norwich, LLC	Delaware	Zen Leaf Norwich	50%
CTPharma Real Estate, LLC	Connecticut	N/A	100%
CTPharma Research Solutions, LLC	Delaware	N/A	10%
Cultivation Real Estate Holdings, LLC	Delaware	N/A	100%
Elevele LLC	Illinois	Zen Leaf Highland Park; Zen Leaf Prospect Heights	100%
Elm Street Enfield, LLC	Connecticut	N/A	100%
FGM Processing, LLC	Maryland	N/A	100%
Fort Consulting, LLC	Arizona	Zen Leaf Phoenix (Cave Creek)	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	Zen Leaf Sharon; Zen Leaf Plymouth	100%
Freestate Wellness, LLC	Maryland	Zen Leaf Elkridge	100%
Glass City Alternatives, LLC	Ohio	Zen Leaf Bowling Green	100%
Green RX, LLC	Ohio	Zen Leaf Cincinnati	100%

Entity Name	Jurisdiction	Doing Business As (if applicable)	Percentage Interest
Healthway Services of West Illinois, LLC	Illinois	Zen Leaf St. Charles; Zen Leaf Naperville	100%
Local Dispensaries, LLC	Pennsylvania	Zen Leaf Harrisburg; Zen Leaf York; Zen Leaf Altoona	100%
Lone Mountain Partners, LLC	Nevada	Zen Leaf North Las Vegas; Zen Leaf Flamingo Road	100%
Mad River Remedies, LLC	Ohio	Zen Leaf Dayton	100%
Maryland Natural Treatment Solutions, LLC	Maryland	Zen Leaf Pasadena	100%
Mikran, LLC	Maryland	Zen Leaf Germantown	100%
MME Aurora Retail, LLC	Illinois	Zen Leaf Aurora	100%
MME Evanston Retail, LLC	Illinois	Zen Leaf Evanston	100%
Mother Grows Best, LLC	Ohio	Zen Leaf Antwerp	100%
Mother Know's Best, LLC	Ohio	Zen Leaf Canton	100%
NatureX, LLC	Nevada	Zen Leaf Las Vegas	100%
NSE Pennsylvania LLC	Pennsylvania	Zen Leaf Philadelphia; Zen Leaf Wynnewood; Zen Leaf Clifton Heights	100%
NuTrae, LLC	Florida	N/A	100%
Ohio Natural Treatment Solutions, LLC	Delaware	Zen Leaf Newark	100%
Patient Alternative Relief Center, LLC	Arizona	Zen Leaf Arcadia	100%
Perpetual Healthcare, LLC	Arizona	Zen Leaf Phoenix (Dunlap)	100%
Plants of Ruskin, LLC	Florida	MÜV; MÜV Medical Cannabis Dispensary	100%
Prospect Heights RE, LLC	Illinois	N/A	100%
RedMed, LLC	Delaware	N/A	100%
Retail and Office Real Estate Holdings, LLC	Delaware	N/A	100%
RVC 360, LLC	Delaware	N/A	100%
Salubrious Wellness Clinic, Inc	Arizona	Cannabist	100%
Steinway Canton, LLC	Ohio	N/A	100%
Summit Capital Advisors, LLC	Delaware	N/A	100%
TerraVida Holistic Centers LLC	Pennsylvania	Zen Leaf Sellersville; Zen Leaf Abington; Zen Leaf Malvern	100%
The Healing Center, LLC	Pennsylvania	Zen Leaf Cranberry; Zen Leaf Washington; Zen Leaf Monroeville	100%
The Herbal Care Center, Inc.	Illinois	Zen Leaf Pilsen; Zen Leaf West Loop	100%
The Medicine Room, LLC	Arizona	Zen Leaf Mesa	100%
Vehicle and Logistics Holdings, LLC	Delaware	N/A	100%
Vending Logistics, LLC	Arizona	Zen Leaf Gilbert	100%

Entity Name	Jurisdiction	Doing Business As (if applicable)	Percentage Interest
Verano Alabama Holdings, LLC	Delaware	N/A	100%
Verano Alabama, LLC	Alabama	N/A	49%
Verano Arizona, LLC	Arizona	N/A	100%
Verano Connecticut, LLC	Delaware	N/A	100%
Verano El Dorado, LLC	Arkansas	N/A	100%
Verano Florida, LLC	Delaware	N/A	100%
Verano Four Daughters Holdings, LLC	Delaware	N/A	100%
Verano Holdings, LLC	Delaware	N/A	100%
Verano Holdings USA Corp.	Delaware	N/A	100%
Verano Illinois, LLC	Illinois	N/A	100%
Verano IP, LLC	Delaware	N/A	100%
Verano Kentucky, LLC	Delaware	N/A	100%
Verano Maryland, LLC	Delaware	N/A	100%
Verano Michigan, LLC	Delaware	N/A	100%
Verano Minnesota, LLC	Delaware	N/A	100%
Verano Nevada, LLC	Nevada	N/A	100%
Verano NJ Holdings, LLC	Delaware	N/A	100%
Verano NJ, LLC	New Jersey	Zen Leaf Elizabeth; Zen Leaf Neptune; Zen Leaf Lawrence	100%
Verano Ohio, LLC	Delaware	N/A	100%
Verano Pennsylvania, LLC	Delaware	N/A	100%
Verano Texas, LLC	Texas	N/A	100%
Verano Virginia, LLC	Delaware	N/A	100%
Verano WV, LLC	West Virginia	Zen Leaf Oak Hill; Zen Leaf Clarksburg; Zen Leaf Charleston; Zen Leaf Morgantown; Zen Leaf Westover; Zen Leaf Wheeling; Zen Leaf Buckhannon	99%
VZL Staffing Services, LLC	Illinois	N/A	100%
Willow Brook Enfield, LLC	Delaware	Zen Leaf Enfield	50%
Willow Brook Stratford, LLC	Delaware	Zen Leaf Ashford	50%
Willow Brook Wellness, LLC	Connecticut	Zen Leaf Meriden	100%
Wilmington Cultivation RE, LLC	Delaware	N/A	100%
WSCC Property LLC	Nevada	N/A	100%
WSCC, Inc.	Nevada	Zen Leaf Reno; Zen Leaf Carson City	100%
Zen Leaf Camden, LLC	Delaware	N/A	35%
Zen Leaf Mount Holly, LLC	Delaware	Zen Leaf Mount Holly	35%
Zen Leaf Retail, LLC	Maryland	Cabbage Club	100%
Zen Leaf Technologies, LLC	Delaware	N/A	100%